Exhibit 10.1

BROCADE COMMUNICATIONS SYSTEMS, INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

(As amended and restated on March 9, 2011)

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated payroll deductions. The Company’s intention is to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

2. Definitions.

(a) “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means the occurrence of any of the following events:

(i) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; or

(ii) Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12 month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(d), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(e) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(f) “Committee” means a committee of the Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 14.

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means Brocade Communications Systems, Inc., a Delaware corporation, or any successor thereto.

(i) “Compensation” means an Eligible Employee’s base straight time gross earnings and commissions, inclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other cash compensation.

(j) “Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

(k) “Director” means a member of the Board.

(l) “Eligible Employee” means any individual who is a common law employee of an Employer and is customarily employed for at least 20 hours per week and more than 5 months in any calendar year by the Employer. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave. The Administrator, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date, determine (on a uniform and nondiscriminatory basis) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least 2 years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than 5 months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is an officer or other manager, or (v) is a highly compensated employee under Section 414(q) of the Code.

(m) “Employer” means any one or all of the Company and its Designated Subsidiaries.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(o) “Exercise Date” means the last day of a Purchase Period.

(p) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its fair market value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value will be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the fair market value thereof will be determined in good faith by the Administrator.

(q) “Fiscal Year” means the fiscal year of the Company.

(r) “New Exercise Date” means a new Exercise Date by shortening any Offering Period or Purchase Period then in progress.

(s) “Offering Date” means the first Trading Day of each Offering Period.

(t) “Offering Period” will mean a period of approximately 24 months, or such shorter period of time as determined by the Administrator in its sole discretion, during which an option granted pursuant to the Plan may be exercised, (i) commencing on the first Trading Day on or after June 1 of the initial year of the Plan and terminating on the last Trading Day in the period, thereof, (ii) with respect to Offering Periods commencing prior to March 9, 2011, commencing on the first Trading Day after the Exercise Date of the preceding Offering Period and terminating on the last Trading Day in the period, and (iii) with respect to Offering Periods commencing on or after March 9, 2011, commencing on the first Trading Day on or after June 1 and December 1 of each year and terminating on the first Trading Day on or after June 1 and December 1, approximately 24 months later. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 19.

(u) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(v) “Participant” means an Eligible Employee that participates in the Plan.

(w) “Plan” means this 2009 Employee Stock Purchase Plan.

(x) “Purchase Period” means the period during an Offering Period that shares of Common Stock may be purchased on a Participant’s behalf in accordance with the terms of the Plan. Unless the Administrator provides otherwise, the Purchase Period will have the same duration and coincide with the length of the Offering Period.

(y) “Purchase Price” means an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or pursuant to Section 19.

(z) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(aa) “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

3. Eligibility.

(a) Offering Date. Any Eligible Employee on a given Offering Date will be eligible to participate in the Plan, subject to the requirements of Section 5.

(b) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds $25,000 worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after June 1 and December 1 each year, or on such other date as the Administrator will determine, and continuing thereafter until terminated in accordance with Section 20. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation. An Eligible Employee may participate in the Plan pursuant to Section 3(a) by (i) submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Offering Date, a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator.

6. Payroll Deductions.

(a) At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding 15% of the Compensation which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a Participant will have the payroll deductions made on such day applied to his or her account under the subsequent Purchase or Offering Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10.

(b) Payroll deductions for a Participant will commence on the first pay day following the Offering Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10.

(c) All payroll deductions made for a Participant will be credited to his or her account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

(d) A Participant may discontinue his or her participation in the Plan as provided in Section 10, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by (i) properly completing and submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in payroll deduction rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator; provided, however, that a Participant may only make one payroll deduction change during each Offering Period. If a Participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of payroll deduction rate changes that may be made by Participants during any Offering Period. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following 5 business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), a Participant’s payroll deductions may be decreased to 0% at any time during a Offering Period. Subject to Section 423(b)(8) of the Code and Section 3(b), payroll deductions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(f) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s or Employer’s federal, state, or any other tax liability payable to any authority, national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee.

7. Grant of Option. On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each 6-month (or shorter) Purchase Period more than 5,000 shares of the Common Stock (subject to any adjustment pursuant to Section 18), and provided further that such purchase will be subject to the limitations set forth in Sections 3(b) and 13. The Eligible Employee may accept the grant of such option with respect to the first Offering Period by submitting a properly completed subscription agreement in accordance with the requirements of Section 5 on or before the last day of the Enrollment Window, and (ii) with respect to any future Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Offering Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option will be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions from his or her account. No fractional shares of Common Stock will be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or terminate all Offering Periods then in effect pursuant to Section 19. The Company may make a pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

9. Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.

10. Withdrawal.

(a) A Participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B), or (ii) following an electronic or other withdrawal procedure determined by the Administrator. All of the Participant’s payroll deductions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b) A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

11. Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to Participant’s estate, and such Participant’s option will be automatically terminated.

12. Interest. No interest will accrue on the payroll deductions of a Participant in the Plan.

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 18, the maximum number of shares of Common Stock which will be made available for sale under the Plan will be 35 million shares of Common Stock.

(b) Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(c) Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

14. Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with local requirements.

15. Transferability. Except as described in the subscription agreement, neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

16. Use of Funds. The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares.

17. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

18. Adjustments, Dissolution, Liquidation, Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing, at least 10 business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10.

(c) Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date and will end on the New Exercise Date. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10.

19. Amendment or Termination.

(a) The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 18). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts which have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable.

(b) Without stockholder consent and without limiting Section 19(a), the Administrator will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards 123(R), including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii) shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the Administrator action;

(iv) reducing the maximum percentage of Compensation a Participant may elect to set aside as payroll deductions; and

(v) reducing the maximum number of Shares a Participant may purchase during any Offering Period or Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.

20. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of 10 years, unless sooner terminated under Section 19.

23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

24. Automatic Transfer to Low Price Offering Period. To the extent permitted by Applicable Laws, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Offering Date of such Offering Period, then all Participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period.

EXHIBIT A

BROCADE COMMUNICATIONS SYSTEMS, INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

[AS PROVIDED BY E*TRADE]

EXHIBIT B

BROCADE COMMUNICATIONS SYSTEMS, INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

[AS PROVIDED BY E*TRADE]